Exhibit 99.1

NEOTHETICS PROVIDES BUSINESS UPDATE AND REPORTS SECOND QUARTER 2016

FINANCIAL RESULTS

SAN DIEGO, August 11, 2016 — Neothetics, Inc. (NASDAQ: NEOT) today provided a business update on its strategic and operational initiatives and reported financial results for the second quarter 2016.

“We are pleased with the progress made during the quarter and remain confident in our efforts to pursue development with a modified formulation of our lead asset, LIPO-202,” said Martha J. Demski, Neothetics’ Operating Committee and Board Member. “We look forward to moving LIPO-202 into the clinic for two anatomical regions; submental and central abdominal. We believe the market for localized fat reduction is significant and untapped. The American Society of Dermatologic Surgeons’ (ASDS) 2016 survey highlighted 60% of U.S. consumers surveyed are considering an aesthetic procedure and 83% are concerned by excess fat. We believe LIPO-202 has the potential to address a significant unmet need in the U.S. aesthetic market.”

In the second quarter of 2016, Neothetics engaged Therapeutics Inc., a leading dermatology development CRO, for the services of medical aesthetic and dermatology veteran Dan Piacquadio M.D., to lead the newly formed Development Committee.  The Development Committee also includes members from the Neothetics’ management team and outside consultants with established track-records in aesthetic innovation, fat reducing injectable drugs, and lyophilized drug formulations.  The Development Committee is responsible for general oversight and overall strategy for the LIPO-202 development plan activities including Chemistry, Manufacturing and Controls (CMC), clinical and regulatory.  Dr. Piacquadio will report directly to the Operating Committee of the Board of Directors.  The Operating Committee consists of Board Members: Martha J. Demski, Kim P. Kamdar, Ph.D., and Jeffrey M. Nugent, who together with management oversee the strategic direction and day-to-day operations of the company. Ms. Demski, Dr. Kamdar, and Mr. Nugent bring combined comprehensive leadership and experience in medical aesthetics, corporate turn-arounds, and mergers and acquisitions.

Mr. Nugent, Neothetics’ Operating Committee and Board Member, said, “Dr. Piacquadio is recognized as an accomplished leader in medical aesthetic and dermatology innovation. The depth and breadth of his experience will enhance the rigor of our clinical research and development. We believe that we have the right team in place to further develop and maximize the value of LIPO-202.”

“A measured, comprehensive process is the cornerstone of drug development and Neothetics’ commitment to disciplined drug development as well as the differentiated properties of their lead asset, LIPO-202, attracted me to this opportunity,” said Dr. Piacquadio.

Exhibit 99.1

Following comprehensive review and evaluation of the LIPO-202 program by the Development Committee, including a review of the timelines required to develop and manufacture the modified formulation of LIPO-202, Neothetics is updating its LIPO-202 program timelines.

Neothetics plans to initiate a Phase 2 proof of concept study with a modified formulation of LIPO-202 in the fourth quarter of 2016 for the reduction of localized fat deposits under the chin (submental fat), which the company anticipates having top-line data from in the second quarter of 2017. This Phase 2 proof of concept study will be a randomized, double –blind, placebo –controlled dose ranging trial designed to assess the, safety , tolerability and efficacy of LIPO-202.

The company also plans to initiate a Phase 2 trial with a modified formulation of LIPO-202 in the first quarter of 2017 for the reduction of central abdominal bulging which the company anticipates having top-line data from in the third quarter of 2017. This Phase 2 study will be a randomized, double –blind, placebo –controlled trial designed to assess the efficacy, safety and tolerability of LIPO-202.

Based on its current development plans, the company expects its cash and investments to fund each of the studies and its operations into the fourth quarter 2017.

Additional Second Quarter 2016 Highlights

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The United States Patent and Trademark Office (USPTO) recently issued Neothetics U.S. Pat. No. 9,370,498.  This particular patent is directed to injectable formulations and methods of treating regional fat deposits using LIPO-202.  The company’s patent portfolio now includes five issued patents, two patent applications that have been allowed by the USPTO, and several additional patent applications that are pending, all in the United States, as well as granted and pending foreign counterparts of such U.S patents and pending applications directed to LIPO-202.

Second Quarter and Six Months Ended June 30, 2016 Financial Results

Research and development expenses for the second quarter of 2016 were $1.4 million, compared to $7.5 million for the same quarter in 2015. Research and development expenses for the six months ended June 30, 2016 were $4.7 million, compared to $12.2 million for the same period in 2015.  The decrease in research and development expenses year over year primarily reflects the completion of Phase 3 LIPO-202 AbCONTOUR1 and AbCONTOUR2 clinical trials and reduction in various research and development expenses.

General and administrative expenses for the second quarter of 2016 were $1.1 million, compared to $1.7 million for the same quarter in 2015. Total general and administrative expenses for the six months ended June 30, 2016 were $3.6 million, compared to $3.7 million for the same period in 2015.  The decrease in general and administrative expenses year over year is primarily attributable to reduction in headcount and various costs.

Exhibit 99.1

Net loss for the second quarter of 2016 was $2.7 million, or $0.19 basic and diluted net loss per share, compared to a net loss of $9.5 million, or $0.69 basic and diluted net loss per share, for the same period in 2015. For the six months ended June 30, 2016, net loss was $8.7 million, or $0.63 basic and diluted net loss per share, compared to a net loss of $16.4 million, or $1.20 basic and diluted net loss per share for the six months ended June 30, 2015.

Cash and cash equivalents were $21.5 million as of June 30, 2016 compared to $37.7 million as of December 31, 2015. Based on its current development plans, the company expects its cash and investments to fund its operations into the fourth quarter 2017.

Dan Piacquadio, M.D. Biography

Dan Piacquadio, M.D. is the President, Chief Executive Officer and Founder of Therapeutics, Inc. He started Therapeutics, Inc. as a development business dedicated to the field of dermatology in June 1997. Dr. Piacquadio has been active in clinical research and medical product development since 1985, when he was director of R&D for Oncotherm GmbH, and was responsible for regulatory affairs and clinical development. He went on to establish the clinical research program for the Division of Dermatology at the University of California, San Diego and served as director of this facility from 1989 to 1997. Dr. Piacquadio has been instrumental in the non-clinical and clinical development phases of a variety of soft tissue augmentation products including Hylaform (Biomatrix) and played a key role in defining regulatory strategy and clinical development of the first laser-based hair removal technology pioneered by Thermolase. As a consultant to the FDA Generic Drug Group he co-led the development of the current bioequivalency standards for topical steroids. Dr. Piacquadio received a Bachelor of Science degree in biomedical engineering from Rensselaer Polytechnic Institute and his medical degree from the University of Pennsylvania. He received his graduate clinical training at Brown University as an intern in internal medicine and his dermatology training at University of California, San Diego.

About LIPO-202

LIPO-202 is an injectable formulation of salmeterol xinafoate, a well-known long-acting ß2-adrenergic receptor agonist used in several FDA-approved drugs, including ADVAIR® for asthma. LIPO-202 is designed to be a locally-injected drug that causes localized shrinking of fat cells without any effect on nearby tissues. LIPO-202 activates ß2-adrenergic receptors on fat cells, triggering the metabolism of triglycerides stored in the fat cells, and thereby shrinking them across the treatment area.  LIPO-202 clinical research is focused on reducing undesirable localized areas of fat, including central abdominal fat in non-obese patients (stomach rolls) and submental fat (double chin).

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company focused on development and commercialization of therapeutics for the aesthetic market. Our current focus is on localized fat reduction and body contouring. Neothetics’ product candidate, LIPO-202, is a potential injectable treatment for undesirable, localized areas of fat that requires no pain management before or after treatment and no downtime without damage to nearby tissues. For more information on Neothetics,

Exhibit 99.1

please visit www.neothetics.com. Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc. Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the ability to develop a modified formulation of LIPO-202, timing of conducting and obtaining results from Phase 2 trials and proof of concept study with a modified formulation of LIPO-202, whether our modified formulation of LIPO-202 is able to demonstrate positive results, Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials, such as the ability to timely initiate clinical trials and enroll a sufficient number of patients on a timely basis into clinical trials, the extent to which top-line data is available and whether the clinical trials achieve positive results, product development activities,  obtaining regulatory approval to commercialize LIPO-202 and other product candidates, the company’s use of cash and the need to raise additional funding, when needed, in order to conduct our clinical trials and other business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third-party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q.

Exhibit 99.1

Neothetics, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$1,428,196	$7,469,928	$4,688,494	$12,170,596
General and administrative	1,091,642	1,729,287	3,612,513	3,666,608
Total operating expenses	2,519,838	9,199,215	8,301,007	15,837,204
Loss from operations	(2,519,838)	(9,199,215)	(8,301,007)	(15,837,204)
Interest income	16,406	6,862	36,143	14,317
Interest expense	(154,057)	(285,077)	(419,181)	(556,923)
Net loss	$(2,657,489)	$(9,477,430)	$(8,684,045)	$(16,379,810)
Net loss per share, basic and diluted	$(0.19)	$(0.69)	$(0.63)	$(1.20)
Weighted average shares used to compute basic and diluted net loss per share	13,800,997	13,676,582	13,779,290	13,673,961

Exhibit 99.1

Neothetics, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$21,471,803	$37,748,603
Prepaid expenses and other current assets	757,677	1,976,997
Total current assets	22,229,480	39,725,600

Restricted cash	200,000	200,000
Property and equipment, net	150,948	186,372
Total assets	$22,580,428	$40,111,972
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,090,119	$4,017,192
Accrued clinical trial expenses	489,940	1,422,810
Other accrued expenses	961,782	903,148
Long-term debt, current portion	1,190,431	2,756,351
Total current liabilities	3,732,272	9,099,501
Long-term debt, net of current portion	2,809,601	7,205,176
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 13,815,589 and 13,750,016 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,381	1,374
Additional paid-in capital	137,552,976	136,637,678
Accumulated deficit	(121,515,802)	(112,831,757)
Total stockholders’ equity	16,038,555	23,807,295
Total liabilities and stockholders’ equity	$22,580,428	$40,111,972

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Development

646-494-1589

fberkowitz@neothetics.com